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                                 EXHIBIT 16(b)


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                                                                           12 Month
           Global Value Fund Class B                                    Average Annual         12 Month
       December 31, 1996 to December 31, 1997                            Total Return        Total Return*
--------------------------------------------------                     ---------------      --------------
Initial Investment                                                   $        1,000.00      $     1,000.00

Divided by Initial Net Asset Value                                               10.13               10.13
                                                                      ----------------      --------------

Equals Shares Purchased                                                         98.717              98.717

Plus Shares Acquired through Dividend Reinvestment                               3.877               3.877
                                                                     -----------------      --------------

Equals Shares held at Ending Period Date                                       102.584             102.584

Multiplied by Net Asset Value at Ending Period Date                              11.97               11.97
                                                                     -----------------      --------------

Equals Ending Value before Deduction of CDSL at Period End Date               1,228.05            1,228.05

Less Deferred Sales Charge                                                       40.00                -
                                                                     -----------------      --------------

Equals Ending Redeemable Value (ERV) at Period End Date         $             1,188.05     $      1,228.05

Divide ERV by $1000 (P)                                                         1.1880              1.2280

Subtract 1                                                                      0.1880              0.2280

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                          18.80%
                                                                       ===============

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                                              22.80%
                                                                                          ================

Divide ERV by $1000 (P)                                                        1.1880

Raise to the power of                                                          5.7130

Equals                                                                         2.6762

Subtract 1                                                                     1.6762

Expressed as a Percentage-Equals the
  Average Annualized Total Return for the Period                               167.62%
                                                                       ==============

*  Does NOT include sales charge for the period.

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